SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)	August 3, 2006
Strategic Hotels & Resorts, Inc.
(Exact Name of Registrant as Specified in its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)
001-32223	33-1082757
(Commission File Number)	(I.R.S. Employer Identification No.)
77 West Wacker Drive, Suite 4600, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)
(312) 658-5000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 3, 2006, SHC Prague InterContinental, L.L.C., a wholly owned subsidiary of Strategic Hotel Funding, L.L.C., the operating company of Strategic Hotels & Resorts, Inc. (the “Company”), closed on its previously announced acquisition of a 65% interest in the entity that owns the InterContinental Hotel in Prague, Czech Republic (the “InterContinental Prague Hotel”) from EU-Hotel Pte Limited and Paris Properties PTE Limited, affiliates of GIC Real Estate, Inc., for $68.8 million and an assumption of approximately $56.5 million in debt (the “Acquisition”). The Acquisition brought the Company’s interest in the entity that owns the InterContinental Prague Hotel to 100%. The Acquisition was funded using borrowings under the Company’s bank credit facility.

Item 5.02          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On August 5, 2006, the Company was informed of the death of Richard L. Fisher who served on the board of directors of the Company.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

The financial statements that are required to be filed pursuant to this item will be filed by amendment to this Current Report on Form 8-K (“Form 8-K”) as soon as practicable, but not later than 71 days after the date that this Form 8-K is required to be filed.

(b)	Pro forma financial information.

The pro forma financial information that is required to be filed pursuant to this item will be filed by amendment to this Form 8-K as soon as practicable, but not later than 71 days after the date that this Form 8-K is required to be filed.

(c)	Exhibits.
Exhibit No.	Description

99.1	Press Release dated August 8, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

August 8, 2006	By:	/s/ Paula Maggio
Name:	Paula Maggio
Title:	Vice President, Secretary and General Counsel

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